EXHIBIT 12

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                        (Including Interest on Deposits)

         The Company's ratios of earnings to fixed charges (including interest on deposits) for the periods indicated were as follows:

                                                                               Year ended December 31,
                                                  ---------------------------------------------------------------------------------
                                                           1997            1996            1995            1994            1993
                                                           ----            ----            ----            ----            ----
                                                                               (Dollars in thousands)
Net income before income taxes...................         $ 7,086         $ 5,768         $ 4,810         $ 2,578         $ 2,769
                                                          =======         =======         =======         =======         =======
Fixed charges:
Interest expense.................................          18,278          13,802          11,171           7,189           8,009
                                                           ------          ------          ------           -----           -----
   Total fixed charges...........................         $18,278         $13,802         $11,171          $7,189          $8,009
                                                          =======         =======         =======          ======          ======
Earnings (for ratio calculation).................         $25,364         $19,570         $15,981         $ 9,767         $10,778
                                                          =======         =======         =======         =======         =======
Ratio of earnings to fixed charges...............            1.39x           1.42x           1.43x           1.36x           1.35x




         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                        (Excluding Interest on Deposits)

         The Company's ratios of earnings to fixed charges (excluding interest on deposits) for the periods indicated were as follows:

                                                                               Year ended December 31,
                                                  ---------------------------------------------------------------------------------
                                                            1997            1996            1995            1994            1993
                                                            ----            ----            ----            ----            ----
                                                                               (Dollars in thousands)
Net income before income taxes...................         $ 7,086         $ 5,768         $ 4,810         $ 2,578         $ 2,769
                                                          =======         =======         =======         =======         =======
Fixed charges:
Interest on borrowed funds.......................           5,094           2,871           1,373             159              64
                                                          -------         -------         -------        --------       ---------
   Total fixed charges...........................         $ 5,094         $ 2,871         $ 1,373        $    159        $     64
                                                          =======         =======         =======        ========        ========
Earnings (for ratio calculation).................         $12,180         $ 8,639          $6,183         $ 2,737         $ 2,833
                                                          =======         =======          ======         =======         =======
Ratio of earnings to fixed charges...............            2.39x           3.01x           4.50x          17.21x          44.27x

         For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" represent net income before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits). Fixed charges, including gross interest on deposits, include all interest expense. No portion of net rental expense was deemed to be equivalent to interest on debt for purposes of calculating fixed charges.